November 13, 2012

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

RE: Dignyte, Inc.

We have read the statements that Dignyte, Inc. included under Item 4.01 of the Form 8-K report filed on November 5, 2012 regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ De Joya Griffith, LLC
De Joya Griffith, LLC
Certified Public Accountants

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052

Telephone (702) 563-1600 ● Facsimile (702) 920-8049

www.dejoyagriffith.com